Second Quarter 2018 Financial Results NewLink Genetics Corporation Nasdaq: NLNK July 31, 2018

Agenda Introduction • Lisa Miller, Director of Investor Relations Clinical Priorities and Organizational Realignment • Charles J. Link, Jr, MD, Chairman, CEO & CSO Clinical Updates and Guidance on Timing of Data • Eugene Kennedy, MD, Chief Medical Officer • Nicholas Vahanian, MD, President Comments on Organizational Plan • Jack Henneman, Chief Administrative Officer Second Quarter 2018 Financial Results • Carl Langren, Chief Financial Officer 2

Cautionary Note Regarding Forward-Looking Statements This presentation contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation are forward- looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about NewLink Genetics' financial guidance for 2018; results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to execution of clinical trials; plans related to moving additional indications into clinical development; NewLink Genetics' future financial performance, results of operations, cash position and sufficiency of capital resources to fund its operating requirements; the effects of its organizational realignment, and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this presentation represent NewLink Genetics' views as of the date of this presentation. NewLink Genetics anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this presentation. 3

Clinical Priorities . Front-line diffuse intrinsic pontine glioma (DIPG) – Indoximod plus radio-chemotherapy for pediatric patients with DIPG – Early data show all patients demonstrated initial symptomatic improvement on therapy – Phase 1b trial ongoing with updated data anticipated 1H 2019 . Recurrent malignant pediatric brain tumors – Indoximod plus radio-chemotherapy for pediatric patients with malignant brain tumors – Phase 1b trial ongoing with updated data anticipated 1H 2019 . Front-line acute myeloid leukemia (AML) – Indoximod plus standard-of-care chemotherapy for patients with front-line AML – Early data show no minimal residual disease in 7/7 patients who initially responded to therapy – Phase 1b trial ongoing with update data anticipated 2H 2018 . NLG802, prodrug of indoximod – Preclinical data show significantly higher PK levels with NLG802 – Phase 1 trial ongoing 4

Corporate Reorganization . Jack Henneman appointed Chief Administrative Officer – To retire from NewLink Genetics November 2018 . Carl Langren promoted to Chief Financial Officer – Has served as Vice President of Finance . Brad Powers promoted to General Counsel – Has served as Associate General Counsel . Lori Lawley promoted to Vice President, Finance & Controller – Has served as Corporate Controller and head of SEC reporting . Brian Wiley is departing as Chief Commercial Officer – Departing as the company refocuses on its current clinical programs . Realigned corporate structure with reduction of workforce and related personnel costs – To support updated corporate strategy at significantly lower cost 5

Encouraging Updated DIPG Data Presented at ISPNO Reported Results for 10 DIPG Patients (ISPNO July 2, 2018) • 9/10 remain on study • Longest treated 8.5 months at the time of the report • 10/10 experienced initial improvement in symptoms 6

Indoximod plus Chemotherapy in Acute Myeloid Leukemia (AML) Phase 1b Exploring Minimal Residual Disease as a Surrogate Endpoint . Phase 1b trial for patients with newly diagnosed AML – Combination with current standard of care (7+3 chemotherapy) – Currently enrolling Phase 1b expansion cohort – Minimal residual disease evaluated by sensitive flow cytometry assay . Data presented by Emadi, et al at EHA, June 2017 (abstract E-012) – Indoximod does not appear to add significant toxicity – 7/9 patients who completed treatment per protocol achieved morphologic complete response (CR) – 7/7 patients who achieved a CR had no evidence of minimal residual disease 7

Financial Position Q2 2018 End Cash and Equivalents $137.1 Million Quarterly Cash Use Projected ~$10 Million Cash Runway Projected ~3 Years Shares Outstanding as of June 30, 2018 37.2 Million 8

Key Takeaways Indoximod, an Immuno-oncology Candidate with Differentiated MOA . Clinical development plan for the most promising programs . Indoximod plus radio-chemotherapy in refractory or recurrent pediatric brain tumors . Indoximod plus radio-chemotherapy in front-line DIPG . Indoximod plus standard-of-care chemotherapy in front-line AML . NLG802, prodrug of indoximod . Alignment of organization to support clinical programs within financial horizon . Executive and staff changes to align with prioritized clinical development programs . Lowered administrative and clinical development costs . Additional indoximod data to be presented at upcoming medical conferences . 2H 2018: Updated Phase 1b AML data anticipated . 2H 2018: Initial Phase 1 data from NLG802 anticipated . 1H 2019: Updated Phase 1b Pediatric brain tumors data anticipated 9

Q & A 10